UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                January 26, 2006

                            ULTRALIFE BATTERIES, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

         0-20852                            16-1387013
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(Commission File Number)       (I.R.S. Employer Identification No.)

                 2000 Technology Parkway, Newark, New York     14513
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               (Address of principal executive offices)      (Zip Code)

                                 (315) 332-7100
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 26, 2006, Ultralife Batteries, Inc. (the "Registrant") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Huang Deyong, Li Xiaochun and Zhu Dehong (together, the "Sellers"), the sole shareholders of Able New Energy Co., Ltd. Pursuant to the terms and conditions of the Stock Purchase Agreement, the Registrant will acquire all the outstanding shares of Able New Energy Co., Ltd., which is a manufacturer of lithium batteries located in Shenzhen, China (the "Transaction"). There are no material relationships between the Registrant or its affiliates and the Sellers, other than in respect of the Stock Purchase Agreement. The Registrant expects to file the Stock Purchase Agreement as an exhibit to its quarterly report on Form 10-Q for the Quarter ended April 1, 2006. A copy of the press release issued by the Registrant in connection with the Transaction is attached as Exhibit 99.1 to this report.

For business and legal reasons, the Transaction is being split into two steps. In the first step, the Sellers will transfer their ownership interests in Able New Energy Co., Ltd. to a holding company. The holding company is organized under the laws of Hong Kong and owned by the Sellers. In the second step of the Transaction, which will occur immediately after the first step, the Sellers will sell their interest in the Hong Kong holding company to the Registrant, and the Registrant will thereby become the indirect owner of Able New Energy Co., Ltd. The Registrant expects the Transaction, which is subject to customary closing conditions and approval by the Chinese government, to close during the second quarter of fiscal year 2006.

At the closing of the Transaction, the Sellers will receive aggregate consideration valued at approximately $4,200,000. The consideration will consist of a combination of cash and equity securities to be issued by the Registrant. The value of the cash component of the consideration will be $2,500,000, of which $500,000 will be contingent upon the achievement by Able New Energy Co., Ltd. of certain performance milestones. The equity component of the consideration will consist of 80,000 shares of the Registrant's common stock and five-year warrants to purchase a further 100,000 shares of the Registrant's common stock. The combined value of the equity component will be approximately $1,700,000. If the price of the Registrant's common stock as of the closing date of the Transaction is less than $12.50 per share, then the number of shares of the Registrant's common stock to be delivered at closing will be increased from 80,000 shares to that number of shares as shall have an aggregate value of $1,000,000. No adjustments shall be made to the number of shares to be delivered at closing if the price of the Registrant's common stock as of the closing date of the Transaction is more than $12.50 per share. The exercise price of the warrants will be $12.30 per share, which was the closing price per share of the Registrant's common stock on the date the parties executed the Stock Purchase Agreement.


Item 9.01. Financial Statements, Pro Forma Financials and Exhibits.

(a)      Financial Statements of Business Acquired.

                  Not applicable.

(b)      Pro Forma Financial Information.

                  Not applicable.

(c)      Exhibits.

                  99.1     Press Release dated January 26, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ULTRALIFE BATTERIES, INC.


Dated:  January 26, 2006           By:  /s/Peter F. Comerford
                                   -------------------------------------
                                        Peter F. Comerford
                                        Vice President of
                                        Administration & General Counsel